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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                               December 27, 2002

Nabors Industries Ltd.
Nabors Holdings Ltd.
2nd Fl. International Centre
Warrens
St. Michael, Barbados

Nabors Industries, Inc.
Nabors International Finance Inc.
515 West Greens Road
Suite 120
Houston, Texas 77067

Nabors Holdings 1, ULC
3000, 500-4th Avenue, S.W.
Calgary, Alberta
T2P 2V6 Canada

            Re:   Nabors Industries Ltd., Nabors Holdings Ltd.,
                  Nabors Industries, Inc., Nabors International Finance Inc. and Nabors Holdings 1, ULC
                  Registration Statement on Form S-3 filed December 27, 2002

Ladies and Gentlemen:

         We have acted as special United States counsel to Nabors Industries Ltd. ("Nabors") and Nabors Holdings Ltd. ("Nabors Holdings"), each a Bermuda exempted company, Nabors Industries, Inc. ("Nabors Delaware") and Nabors International Finance Inc. ("Nabors International" and, together with Nabors Delaware, the "U.S. Registrants"), each a Delaware corporation, and Nabors Holdings 1, ULC, a Nova Scotia unlimited liability company ("Nabors Canada" and, collectively with Nabors, Nabors Holdings, Nabors Delaware and Nabors International, the "Registrants"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on the date hereof by the Registrants.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         The Registration Statement relates to the issuance and sale from time to time


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December 27, 2002
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pursuant to Rule 415 of the General Rules and Regulations under the Securities
Act of up to an aggregate public offering price of $700.0 million or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Registrants, of the following securities (collectively, the "Registered Securities"): (i) preferred shares, par value $.001 per share, of Nabors (the "Preferred Shares"), in one or more series; (ii) depositary shares representing Preferred Shares (the "Depositary Shares"), evidenced by depositary receipts, which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") proposed to be entered into between Nabors and one or more depositaries to be named ("Depositaries"); (iii) common shares, par value $.001 per share, of Nabors (the "Common Shares"); (iv) Nabors' share purchase contracts obligating holders to purchase Common Shares or Preferred Shares or Depositary Shares at a future date or dates (the "Share Purchase Contracts"), which may be issued pursuant to one or more purchase contract agreements (each, a "Purchase Contract Agreement"); (v) Nabors' share purchase units (the "Share Purchase Units"), consisting of Share Purchase Contracts and either Preferred Shares, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities and Transaction Debt Securities (as defined below), securing the holder's obligation to purchase the Common Shares, Preferred Shares or Depositary Shares under the Share Purchase Contracts, which may be issued pursuant to one or more purchase unit agreements (each, a "Purchase Unit Agreement"); (vi) warrants to purchase Common Shares, Preferred Shares, Depositary Shares, Transaction Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (collectively, the "Warrants"), which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into with one or more warrant agents to be named ("Warrant Agents"); (vii) unsecured senior and subordinated debt securities of Nabors, which may be in one or more series (the "Nabors Debt Securities"), which may be issued under one or more indentures relating to either senior debt securities or subordinated debt securities (the "Indenture" or "Indentures"), proposed to be entered into between Nabors, Nabors Delaware and Bank One, N.A. (the "Trustee"); (viii) unsecured senior and subordinated debt securities of Nabors Delaware, which may be in one or more series (the "Nabors Delaware Debt Securities"), which may be issued under one or more Indentures, proposed to be entered into between Nabors Delaware, Nabors and the Trustee; (ix) unsecured senior and subordinated debt securities of Nabors International, which may be in one or more series (the "Nabors International Debt Securities", and together with the Nabors Delaware Debt Securities, the "U.S. Debt Securities"), which may be issued under one or more Indentures, proposed to be entered into between Nabors International, Nabors, Nabors Delaware and the Trustee; (x) unsecured senior and subordinated debt securities of Nabors Holdings, which may be in one or more series (the "Nabors Holdings Debt Securities"), which may be issued under one or more Indentures, proposed to be entered into between Nabors Holdings, Nabors, Nabors Delaware and the Trustee; (xi) unsecured senior and subordinated debt securities of Nabors Canada, which may be in one or more series (the "Nabors Canada Debt Securities" and, collectively with the Nabors Debt Securities, the Nabors Delaware Debt Securities, the Nabors International Debt Securities and the Nabors Holdings Debt


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December 27, 2002
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Securities, the "Transaction Debt Securities"), which may be issued under one or more Indentures, proposed to be entered into between Nabors Canada, Nabors, Nabors Delaware and the Trustee; (xii) Nabors Delaware's guarantees with respect to the Nabors Debt Securities, the Nabors International Debt Securities, the Nabors Holdings Debt Securities and the Nabors Canada Debt Securities (the "Nabors Delaware Guarantees"); (xiii) Nabors International's guarantees with respect to the Nabors Debt Securities, the Nabors Delaware Debt Securities, the Nabors Holdings Debt Securities and Nabors Canada Debt Securities (the "Nabors International Guarantees" and, together with the Nabors Delaware Guarantees, the "U.S. Guarantees"); (xiv) Nabors' guarantees with respect to the Nabors Delaware Debt Securities, the Nabors International Debt Securities, the Nabors Holdings Debt Securities and the Nabors Canada Debt Securities (the "Nabors Guarantees" and , together with the U.S. Guarantees, the "Guarantees"); (xv) such indeterminable amount of Transaction Debt Securities, as may be issued upon conversion or exercise of any Warrants; and (xvi) such indeterminable number of Preferred Shares or Common Shares, as may be, issued upon conversion or exercise of any Warrants, Preferred Shares, Depositary Shares, Share Purchase Contracts or Share Purchase Units.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement relating to the Registered Securities and the exhibits thereto;

         (ii) the forms of Senior and Subordinated Indentures for each of Nabors, Nabors Holdings, Nabors Delaware, Nabors International, and Nabors Canada;

         (iii) the organizational and governing documents of each of the Registrants as listed below:

               o Memorandum of Association of Nabors ("Nabors' Memorandum of Association"),

               o Amended and Restated Bye-Laws of Nabors ("Nabors' Amended and Restated Bye-Laws"),

               o Form of Resolutions of the Board of Directors of Nabors authorizing the issue of the Special Voting Preferred Share,

               o  Restated Certificate of Incorporation of Nabors Delaware,

               o  Restated By-laws of Nabors Delaware,

               o  Certificate of Incorporation of Nabors International,

               o  By-laws of Nabors International,

               o  Memorandum of Association of Nabors Holdings,

               o  Bye-laws of Nabors Holdings,


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December 27, 2002
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               o  Memorandum of Association of Nabors Canada, and

               o  Articles of Association of Nabors Canada; and

         (iv) the corporate or comparable proceedings taken by the Board of Directors or comparable governing body of each Registrant to authorize the filing of the Registration Statement and the registration of the Registered Securities, as listed below:

               o Minutes of the Meeting of the Board of Directors of Nabors held on November 5, 2002,

               o Nabors Delaware's Action of Directors by Unanimous Written Consent, dated December 4, 2002,

               o Minutes of the Meeting of the Board of Directors of Nabors Delaware, dated December 27, 2002,

               o Nabors International's Action of Directors by Unanimous Written Consent, dated December 4, 2002,

               o Nabors International's Action of Directors by Unanimous Written Consent, dated December 24, 2002,

               o Minutes of the Meeting of the Board of Directors of Nabors Holdings held on November 5, 2002, and

               o Nabors Canada's Resolutions of the Board of Directors, dated December 9, 2002.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrants and such agreements, certificates of public officials, certificates of officers or other representatives of the Registrants and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals


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December 27, 2002
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of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including Nabors Canada, other than the U.S. Registrants, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraph 1, the validity and binding effect on such parties. We have assumed that Nabors Canada has been duly organized and is validly existing in good standing under the laws of Nova Scotia, Canada and that the Company has complied with all aspects of applicable laws of jurisdictions other than the Untied States of America and the State of New York in connection with the transactions completed by the Registration Statement. In rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Indentures, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligations under any of the Indentures is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

         In addition, we have assumed that the Indentures and Guarantees will be duly authorized, executed and delivered by the Trustee and that any U.S. Debt Securities, Nabors Canada Debt Securities and U.S. Guarantees that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Registrants and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, the laws of the State of New York and the laws of the United States of America to the extent referred to specifically herein. The Registered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

         Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. With respect to any series of U.S. Debt Securities and Nabors Canada Debt Securities (collectively, "the Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture and Trustee has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to such Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement


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December 27, 2002
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with respect to the Offered Debt Securities has been duly authorized, executed and delivered by all applicable Registrants and the other parties thereto; (iv) all necessary corporate action, including any required action by Nabors' Board of Directors or any authorized committee thereof, or other action has been taken by the Registrants to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or any organizational or governing document of the Registrants or result in a default under or breach of any agreement or instrument binding upon the Registrants and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrants; (vi) the applicable Indenture has been duly authorized, executed and delivered; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any U.S. Debt Securities or any Nabors Canada Debt Securities duly issued in connection with Share Purchase Units or upon conversion, exchange or exercise, as applicable, of any Transaction Debt Securities or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the U.S. Registrants and Nabors Canada, enforceable against the U.S. Registrants and Nabors Canada in accordance with their respective terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

         2. With respect to any U.S. Guarantees (the "Offered Guarantees"), when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture and Trustee has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Guarantees are to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Guarantees has been duly authorized, executed and delivered by all applicable Registrants and the other parties thereto; (iv) all necessary corporate action, including any required action by Nabors' Board of Directors or any authorized committee thereof, or other action has been taken by the Registrants to approve the


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December 27, 2002
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issuance and terms of the Offered Guarantees and related matters; (v) the terms of the Offered Guarantees and of their issuance have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or the organizational or governing documents of the Registrants or result in a default under or breach of any agreement or instrument binding upon the Registrants and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrants and the applicable Trustee; (vi) the applicable Indenture has been duly authorized, executed and delivered; and (vii) the Offered Guarantees have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and duly issued in the applicable form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Guarantees, when issued in accordance with the applicable Indenture and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the U.S. Registrants, enforceable against the U.S. Registrants in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP